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                                                                    EXHIBIT 99.1

Contact:
Media Contact - Susan Hart (615) 263-3104
Investor Contact - Alex Singal (615) 263-3005

        CORRECTIONS CORPORATION OF AMERICA TO ISSUE ADDITIONAL SHARES OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

                           --------------------------

                    VALUE OF INITIAL DISTRIBUTION ESTABLISHED

                           --------------------------

          REPORT ON CONVERSIONS OF SERIES B CONVERTIBLE PREFERRED STOCK
                        DURING INITIAL CONVERSION PERIOD

         NASHVILLE, Tenn. - (October 25, 2000) - Corrections Corporation of America (formerly Prison Realty Trust, Inc.) (NYSE: CXW) announced today that it will issue approximately 1,589,112 additional shares of its Series B Cumulative Convertible Preferred Stock on Monday, November 13, 2000, to its common stockholders of record on Monday, November 6, 2000, in connection with the company's election to be taxed and qualify as a real estate investment trust, or REIT, with respect to its 1999 taxable year. As a result of this distribution, the company's common stockholders will be entitled to receive 1 share of Series B Preferred Stock, having a stated value of $24.46 per share, for every 100 shares of common stock held by them on the record date. Cash will be paid in lieu of issuing fractional shares of Series B Preferred Stock. The company is distributing the shares of Series B Preferred Stock in order to satisfy its remaining distribution requirements in connection with its election to be taxed and qualify as a REIT with respect to its 1999 taxable year. The company previously issued 5,927,805 shares of Series B Preferred Stock on September 22, 2000 in connection with its 1999 REIT distribution requirements, but because the fair market value of the shares issued in the initial distribution, as discussed below, was not sufficient to satisfy the company's 1999 distribution requirements, the company is required to make the additional distribution at this time.

TERMS OF THE SERIES B PREFERRED STOCK

         Like the shares of Series B Preferred Stock previously issued by the company, the additional shares of Series B Preferred Stock to be issued will provide for dividends payable in additional shares of Series B Preferred Stock at a rate of 12% per year for the first three years following the issuance of the shares and cash dividends at a rate of 12% per year thereafter, payable for the period from issuance through December 31, 2000 and quarterly thereafter in arrears. The additional shares of the Series B Preferred Stock will be callable by the company, at a price per share equal to the stated value of $24.46, plus any accrued dividends, at any time after six months following the later of (i) November 13, 2003 or (ii) the 91st day following the redemption of the company's $100.0 million 12% senior notes, due 2006. The additional shares of Series B Preferred Stock will be convertible into shares of the company's common stock only from Thursday, December 7, 2000 to Wednesday, December 20, 2000 , at a conversion price based on the average closing price of CCA's common stock on the New York Stock Exchange ("NYSE") during the period beginning on


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Wednesday, November 22, 2000 and ending on Wednesday, December 6, 2000 (i.e., the 10 trading days prior to the first day of the conversion period), provided, however that the conversion price used to determine the number of shares of CCA's common stock issuable upon conversion of the Series B Preferred Stock shall not be less than $1.00. The number of shares of common stock that will be issuable upon the conversion of each share of Series B Preferred Stock will be calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price established for the conversion period.

         The company has applied to list the additional shares of Series B Preferred Stock, and the shares of the company's common stock into which the Series B Preferred Stock is convertible, on the NYSE, pending official notice of issuance. The previously issued shares of Series B Preferred Stock are currently listed on the NYSE under the symbol "CXW PrB".

TAX CONSEQUENCES AND FAIR MARKET VALUE OF DISTRIBUTIONS

         The distribution of the additional shares of Series B Preferred Stock will generally be treated as a taxable dividend, and thus stockholders receiving such shares will recognize ordinary income equal to the fair market value of the shares received. Future dividends on the additional shares Series B Preferred Stock, whether paid in stock or cash, also will generally be taxable as ordinary income.

         The company has determined the fair market value of the shares of Series B Preferred Stock initially distributed by the company on September 22, 2000 to be $18.00 per share. Accordingly, the company's common stockholders who received Series B Preferred Stock in the initial distribution generally will be required to include as ordinary income on their tax returns $18.00 for each share of Series B Preferred Stock received, which amount will constitute the stockholders' basis in such shares. The fair market value of the additional shares of Series B Preferred Stock to be distributed on November 13, 2000 will be determined following the distribution of such shares.

CONVERSION OF SHARES OF PREVIOUSLY ISSUED SERIES B PREFERRED STOCK DURING INITIAL CONVERSION PERIOD

         The shares of Series B Preferred Stock previously issued by the company on September 22, 2000 were convertible during an initial conversion period which began on Monday, October 2, 2000 and ended on Friday, October 13, 2000. The conversion price for the initial conversion period was established at $1.4813, thereby resulting in each share of Series B Preferred Stock being convertible into approximately 16.6 shares of the company's common stock during the initial conversion period (calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price ($1.4813)). During the initial conversion period, approximately 1,302,486 shares of the Series B Preferred Stock were converted, resulting in the issuance of approximately 21,621,267 shares of the company's common stock.

         The shares of Series B Preferred Stock previously issued by the company will also be convertible during the period beginning on Thursday, December 7, 2000 and ending on Wednesday, December 20, 2000. The conversion price for this subsequent conversion period will be set based


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upon the average closing price of the company's common stock on the NYSE from
Wednesday, November 22, 2000 to Wednesday, December 6, 2000, subject to the $1.00 floor. The number of shares of common stock that will be issuable upon the conversion of each share of Series B Preferred Stock during the period will be calculated by dividing the stated price ($24.46) plus accrued and unpaid dividends as of the date of conversion of each share of Series B Preferred Stock by the conversion price established for the conversion period.

ABOUT THE COMPANY

         CCA and its affiliated companies are the nation's largest provider of detention and corrections services to governmental agencies. The company is the industry leader in private sector corrections with approximately 68,000 beds in 75 facilities under contract or under development and ownership of 45 facilities in the United States, Puerto Rico and the United Kingdom. CCA's full range of services includes design, construction, ownership, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

         CCA has recently completed a series of previously announced restructuring transactions which included, among other things, the merger of the company with its primary tenant. In connection with the merger, the company, formerly known as Prison Realty Trust, Inc., changed its name to Corrections Corporation of America.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could cause operating and financial results to differ are described in the company's filings with the U.S. Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the Commission. The company does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.